As filed with the Securities and Exchange Commission on June 20, 2019

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 20, 2019

BANK OF AMERICA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-6523	56-0906609
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 North Tryon Street

Charlotte, North Carolina 28255

(Address of principal executive offices)

(704) 386-5681

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.01 per share	BAC	New York Stock Exchange

Depositary Shares, each representing 1/1,000th interest in a share of Floating Rate Non-Cumulative Preferred Stock, Series E	BAC PrE	New York Stock Exchange

Depositary Shares, each representing 1/1,000th interest in a share of 6.625% Non-Cumulative Preferred Stock, Series W	BAC PrW	New York Stock Exchange

Depositary Shares, each representing 1/1,000th interest in a share of 6.500% Non-Cumulative Preferred Stock, Series Y	BAC PrY	New York Stock Exchange

Depositary Shares, each representing 1/1,000th interest in a share of 6.200% Non-Cumulative Preferred Stock, Series CC	BAC PrC	New York Stock Exchange

Depositary Shares, each representing 1/1,000th interest in a share of 6.000% Non-Cumulative Preferred Stock, Series EE	BAC PrA	New York Stock Exchange

Depositary Shares, each representing 1/1,000th interest in a share of 6.000% Non-Cumulative Preferred Stock, Series GG	BAC PrB	New York Stock Exchange

Depositary Shares, each representing 1/1,000th interest in a share of 5.875% Non-Cumulative Preferred Stock, Series HH	BAC PrK	New York Stock Exchange

7.25% Non-Cumulative Perpetual Convertible Preferred Stock, Series L	BAC PrL	New York Stock Exchange

Depositary Shares, each representing 1/2,000th interest in a share of Bank of America Corporation Floating Rate Non-Cumulative Preferred Stock, Series 1	BML PrG	New York Stock Exchange

Depositary Shares, each representing 1/2,000th interest in a share of Bank of America Corporation Floating Rate Non-Cumulative Preferred Stock, Series 2	BML PrH	New York Stock Exchange

Depositary Shares, each representing 1/2,000th interest in a share of Bank of America Corporation Floating Rate Non-Cumulative Preferred Stock, Series 4	BML PrJ	New York Stock Exchange

Depositary Shares, each representing 1/2,000th interest in a share of Bank of America Corporation Floating Rate Non-Cumulative Preferred Stock, Series 5	BML PrL	New York Stock Exchange

Floating Rate Preferred Hybrid Income Term Securities of BAC Capital Trust XIII (and the guarantee related thereto)	BAC/PF	New York Stock Exchange

5.63% Fixed to Floating Rate Preferred Hybrid Income Term Securities of BAC Capital Trust XIV (and the guarantee related thereto)	BAC/PG	New York Stock Exchange

Income Capital Obligation Notes initially due December 15, 2066 of Bank of America Corporation	MER PrK	New York Stock Exchange

Senior Medium-Term Notes, Series A, Step Up Callable Notes, due November 28, 2031 of BofA Finance LLC (and the guarantee of the Registrant with respect thereto)	BAC/31B	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 3.03.	Material Modification to Rights of Security Holders.

On June 20, 2019, Bank of America Corporation (the “Corporation”) issued 40,000 shares of Series JJ Preferred Stock (as defined in Item 5.03 below).

Under the terms of the Series JJ Preferred Stock, the ability of the Corporation to declare or pay dividends on, declare or make distributions with respect to, or repurchase, redeem or otherwise acquire for consideration, shares of its common stock or any preferred stock ranking on a parity with or junior to the Series JJ Preferred Stock, will be subject to certain restrictions in the event that the Corporation fails to declare and pay full dividends (or declare and set aside a sum sufficient for payment thereof) on its Series JJ Preferred Stock. The restrictions are set forth in the Certificate of Designations described in Item 5.03 below.

ITEM 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 20, 2019, the Corporation filed a Certificate of Designations (the “Certificate of Designations”) with the Secretary of State of the State of Delaware to amend its Amended and Restated Certificate of Incorporation. The Certificate of Designations fixes the designations, preferences, limitations and relative rights of the Corporations’s Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series JJ, $0.01 par value per share (the “Series JJ Preferred Stock”). The Series JJ Preferred Stock has a liquidation preference of $25,000 per share. The Certificate of Designations is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

ITEM 8.01.	Other Events.

On June 20, 2019, the Corporation sold 1,000,000 Depositary Shares (the “Depositary Shares”), each representing a 1/25th interest in a share of the Series JJ Preferred Stock. The terms of the offering of the Depositary Shares are described in the Corporation’s Prospectus dated June 29, 2018, constituting a part of the Registration Statement on Form S-3 (Registration No. 333-224523), as supplemented by a Prospectus Supplement dated June 17, 2019. Additional exhibits are filed herewith in connection with the offering, issuance and sale of the Depositary Shares.

ITEM 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit
1.1	Underwriting Agreement, dated June 17, 2019 with respect to the offering of 1,000,000 Depositary Shares, each representing a 1/25th interest in a share of Series JJ Preferred Stock

3.1	Certificate of Designations for the Series JJ Preferred Stock

4.1	Deposit Agreement related to the Depositary Shares, dated June 19, 2019, among the Corporation, Computershare Inc., Computershare Trust Company, N.A. and the Holders from time to time of the Depositary Receipts

4.2	Form of Depositary Receipt for the Depositary Shares (included in Exhibit 4.1)

5.1	Opinion of McGuireWoods LLP, regarding legality of the Series JJ Preferred Stock and the Depositary Shares

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK OF AMERICA CORPORATION

By:	/s/ Ross E. Jeffries, Jr.
Ross E. Jeffries, Jr.
Deputy General Counsel and Corporate Secretary

Dated: June 20, 2019

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